EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 20, 2006 on the financial statements of Dynamic Leisure Group, Inc. for the period from May 16, 2005 (inception) to December 31, 2005 included herein on the Post-Effective Amendment No. 3 to Registration Statement of Dynamic Leisure Corporation on Form SB-2 and to the reference to our firm under the heading "Experts" in the prospectus.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 14, 2006